                                                                    Exhibit 11.1


                   JACK CARL/312-FUTURES, INC. & SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
         AS RESTATED FOR THE ONE-FOR-FOUR REVERSE SPLIT OF COMMON STOCK

                                          Year Ended June 30,
                                ---------------------------------------
                                    1995          1994          1993
                                -----------   -----------   -----------
Primary
- -------

Earnings

 Income before
 extraordinary item             $ 2,411,600   $   586,100   $   159,300

 Deduct assumed dividends on
 Class A preferred stock            (40,000)      (40,000)      (40,000)
                                -----------   -----------   -----------

 Net income applicable
 to common stock                $ 2,371,600   $   546,100   $   119,300
                                ===========   ===========   ===========

Shares

 Weighted average number of
 common shares outstanding       30,680,524    20,175,612    20,178,239
                                ===========   ===========   ===========

 Primary earnings per
 common share:

 Net income                     $       .08   $       .03   $       .01
                                ===========   ===========   ===========

                                                                    Exhibit 11.1



                  JACK CARL/312-FUTURES, INC. & SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
        AS RESTATED FOR THE ONE-FOR-FOUR REVERSE SPLIT OF COMMON STOCK

                                         Year Ended June 30,
                                  ----------------------------------
                                     1995        1994       1993
                                  ----------  ----------  ----------
Assuming Full Dilution
- ----------------------

Earnings

  Net income                      $2,411,600  $  586,100  $  159,300
                                  ==========  ==========  ==========

Shares

  Weighted average number of
  common shares outstanding       30,680,524  20,175,612  20,178,239
                                  ==========  ==========  ==========

  Earnings per common share
  assuming full dilution:

  Net income                      $      .08  $      .03  $      .01
                                  ==========  ==========  ==========

                                     -60-